EXHIBIT 99

Release Date:
August 1, 2000

                                            Contact:
                                            Thistle Group Holdings, Co.
                                            Jef McGill, President
                                            Pam Cyr, Dir. of Investor Relations
                                            Phone: (215) 483-3777
                                            Fax: (215) 483-1038
                                            Web: RMBgo.com



THISTLE GROUP HOLDINGS, CO.  ANNOUNCES INTENT TO REPURCHASE  UP TO
5% OF ITS SHARES

Philadelphia, PA, August 1, 2000 - Thistle Group Holdings, Co., (NASDAQ: THTL) announced today that its Board approved a plan to repurchase up to 5 percent of the outstanding common stock of the Company, equating to approximately 370,758 shares.

The stock purchases will be made in open-market transactions from time to time, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.


Thistle Group Holdings, Co. is a Philadelphia based Unitary Thrift Holding Company whose principal subsidiary is Roxborough Manayunk Bank. At June 30, 2000 the Company had total assets, deposits and stockholders' equity of $592 million, 318 million, and 76 million, respectively.